SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2004

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, P.0. Box 355 Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Item 7.                    Financial Statements and Exhibits.

(c)                                  Exhibits. The following is furnished as part of the Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the registrant, dated July 15, 2004.

Item 12.                 Results of Operations and Financial Condition.

On July 15, 2004, Nash Finch Company (“Nash Finch”) issued a press release announcing its results for the twelve weeks ended June 19, 2004.  The press release by which these results were announced is furnished herewith as Exhibit 99.1.

The press release includes financial measures that are considered “non-GAAP” financial measures for purposes of the SEC’s Regulation G.  As required by Regulation G, Nash Finch has disclosed in the press release (including the schedules attached thereto) information regarding the GAAP financial measures which are most directly comparable to the non-GAAP financial measures presented, and reconciling information between these GAAP and non-GAAP financial measures.  Relevant reconciling information is also provided on the “Investor Relations” portion of our website, under the caption “Presentations – Supplemental Financial Information”.

As noted in the press release, the following three non-GAAP financial measures; Consolidated EBITDA, leverage ratio and interest coverage ratio, (defined in the press release schedules) are presented within this release.  Nash Finch management believes the presentation of these measures provides useful information to investors because Consolidated EBITDA forms the basis for the most significant financial covenants, including the leverage ratio and the interest coverage ratio, in the Nash Finch bank credit facility, which represents one of Nash Finch’s primary sources of liquidity.  Compliance with these financial covenants is essential to continued credit availability under that facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY

Date: July 15, 2004	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and
Chief Financial Officer

NASH FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JULY 15, 2004

Exhibit No.	Description	Method of Filing

99.1	Press Release, issued by the registrant, dated July 15, 2004.	Furnished herewith